                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                 Date of event requiring report: June 22, 2001


                           Wallin Engines Corporation
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)


                                      Nevada
                                 ----------------
         (State or other jurisdiction of incorporation or organization)

             0-28409                               84-1416078
            ---------                             ------------
     (Commission File Number)          (IRS Employer Identification Number)



               6314 King Valley Drive, West Valley City, Utah 84128
              ------------------------------------------------------
                             (Registrant's address)

                                 (801) 964-4810
                                ----------------
              (Registrant's telephone number, including area code)

------------------------------------------------------------------------------
ITEM 5.   OTHER EVENTS
------------------------------------------------------------------------------

     On June 22, 2001, the Board of Directors and Majority Shareholders of Wallin Engines Corporation (the "Company") approved and authorized to amend Article Fourth to the Company's Articles of Incorporation, increasing the number of authorized shares of the Company's $0.001 par value common stock ("Common Stock") from 20,000,000 shares to 45,000,000 shares.

     The increase in authorized shares will permit the Company to have additional authorized but unissued shares available for sale to raise additional capital, for issuance to acquire other companies, or for other corporate purposes.

     A copy of the Certificate of Amendment of Articles of Incorporation is attached hereto as an exhibit and is incorporated herein by this reference. This Certificate of Amendment is in the process of being filed with the Nevada Secretary of State and is effective July 31, 2001 or upon filing with the Nevada Secretary of State, whichever is later.


LIST OF EXHIBITS


Sec Ref.      Page
No.           No.        Description
--------      ----       -----------

Ex-3(i)(c)     3         Certificate of Amendment of Articles of Incorporation
                         Being filed with the Nevada Secretary of State and effective July 31, 2001, or upon the filing date with the Nevada Secretary of State, whichever is later.



     Pursuant to the requirement of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: June 25, 2001

                                         WALLIN ENGINES CORPORATION


                                      By:   /s/ MICHAEL LINN
                                         ---------------------------------
                                         Name:    Michael Linn
                                         Title:   President